EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing the attached Schedule 13G (or any amendments thereto) relating to the common stock of Wealthfront Corporation. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as February 17, 2026.

DAG Ventures IV, L.P.

By:

DAG Ventures Management IV, LLC

Its:

General Partner

By:

/s/ John J. Cadeddu

Name: John J. Cadeddu

Title: Manager

DAG Ventures IV-QP, L.P.

By:

DAG Ventures Management IV, LLC

Its:

General Partner

By:

/s/ John J. Cadeddu

Name: John J. Cadeddu

Title: Manager

DAG Ventures IV-A, LLC

By:

DAG Ventures Management IV, LLC

Its:

Manager

By:

/s/ John J. Cadeddu

Name: John J. Cadeddu

Title: Manager

DAG Ventures Management IV, LLC By: /s/ John J. Cadeddu Name: John J. Cadeddu Title: Manager John J. Cadeddu /s/ John J. Cadeddu R. Thomas Goodrich /s/R. Thomas Goodrich